UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 28, 2025

Date of Report (Date of earliest event reported)

CalciMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39538	45-2120079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 307
La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 952-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CALC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan Agreement

On February 28, 2025 (the “Closing Date”), CalciMedica, Inc. (the “Company”) entered into a Loan and Security Agreement and the Supplement to the Loan and Security Agreement (together, the “Loan Agreement”) with Avenue Venture Opportunities Fund II, L.P. (the “Lender”) and Avenue Capital Management II, L.P., as administrative agent and collateral agent, for growth capital loans in an aggregate principal amount of up to $32,500,000 (the “Loan”), with (i) $10,000,000 funded on the Closing Date (“Tranche 1”), (ii) up to $7,500,000 to be made available to the Company between September 1, 2025 and March 31, 2026, subject to, among other things, the Company’s achievement of certain milestones with respect to certain of its ongoing clinical trials (“Tranche 2”) and (iii) up to $15,000,000 to be made available to the Company between October 1, 2025 and March 31, 2026, subject to, among other things, (a) the Company’s achievement of additional milestones with respect to certain of its ongoing clinical trials and (b) the mutual written agreement of the Company and the Lender (upon its investment committee approval). The Company will make interest only payments until the 18-month anniversary of the Closing Date, subject to a 6-month extension upon the Company’s achievement of certain milestones with respect to certain of its ongoing clinical trials and funding of the full amount under Tranche 2. The Loan bears interest at an annual rate equal to the greater of (a) the sum of 5.00% plus the prime rate as reported in The Wall Street Journal and (b) 12.75%. The Loan is secured by a lien upon and security interest in all of the Company’s assets, including intellectual property, subject to agreed exceptions. The maturity date of the Loan is September 1, 2028 (the “Maturity Date”). The Loan Agreement does not contain any minimum cash requirement or other financial covenant.

The Lender has the right to convert, (i) prior to funding of Tranche 2, up to $1,000,000 of the principal amount of the Loan outstanding, and (ii) after funding of Tranche 2, up to additional $1,000,000 of the principal amount of the Loan outstanding, into shares of the Company’s common stock at a price per share equal to 120.00% of the Stock Purchase Price (as defined below) (collectively, the “Conversion Securities”).

The Company may prepay the Loan, in whole, at any time subject to a prepayment premium equal to: (a) 3.00% of the then-outstanding principal amount of the Loan, if such prepayment occurs on or prior to the first anniversary of the Closing Date; (b) 2.00% of the then-outstanding principal amount of the advance, if such prepayment occurs after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date; and (c) 1.00% of the then-outstanding principal amount of the advance, if such prepayment occurs after the second anniversary of the Closing Date. The Company will pay a final payment equal to 3.75% of the aggregate principal amount of the Loan funded on the earlier of (i) the Maturity Date or (ii) the date that the Company prepays all of the outstanding principal in full.

The Loan Agreement also includes customary affirmative and negative covenants and events of default for a facility of a type similar to the Loan Agreement. Upon the occurrence and continuance of an event of default, the Lender may demand immediate repayment of all principal and unpaid interest under the Loan Agreement and exercise remedies against the Company and the collateral securing the Loan Agreement. These events of default include, among other things: (i) insolvency, liquidation, bankruptcy or similar events; (ii) failure to pay any debts due under the Loan Agreement or other loan documents on a timely basis; (iii) failure to observe any covenant or secured obligation under the Loan Agreement, subject to a certain cure period; (iv) occurrence of a material adverse effect; (v) material misrepresentations; (vi) occurrence of any default beyond any grace or cure period under any other agreement involving monetary liability in excess of $250,000; and (vii) entry of certain judgments against the Company (not covered by third-party insurance) in excess of $250,000 that remain unsatisfied, unvacated or unstayed pending appeal for 30 or more days after entry thereof.

Warrant

In connection with the Loan, pursuant to the funding of Tranche 1 on the Closing Date, the Company issued to the Lender a warrant to purchase 641,163 shares of common stock of the Company (the “Warrant”) at an exercise price per share equal to $2.32 (the “Stock Purchase Price”). The Warrant, which is exercisable until February 28, 2030 (the “Expiration Date”), was offered and sold by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In addition, upon a change of control, the Lender would be entitled to receive the shares of common stock underlying the Warrant without payment of the exercise price.

The Lender may exercise the Warrant at any time, or from time to time up to and including the Expiration Date, by making a cash payment equal to the exercise price multiplied by the quantity of shares. The Lender may also exercise the Warrant on a cashless or “net issuance” basis by receiving a net number of shares calculated pursuant to the formula set forth in the Warrant. The Warrant is subject to anti-dilution adjustments for stock dividends, stock splits, and reverse stock splits.

The foregoing description of the Loan Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which has been filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and the Warrant, which has been filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Company’s direct financial obligation under the Loan Agreement is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The offer and sale of the Conversion Securities, the Warrant and the shares of the Company’s common stock underlying the Warrant have not been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

Item 8.01.	Other Events.

On the Closing Date, the Company issued a press release announcing the closing of the transactions contemplated by the Loan Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant to Purchase Shares of Stock of CalciMedica, Inc. dated February 28, 2025, by and between CalciMedica, Inc. and Avenue Venture Opportunities Fund II, LP.

10.1*	Loan and Security Agreement dated February 28, 2025, by and among CalciMedica, Inc., Avenue Capital Management II, L.P., and Avenue Venture Opportunities Fund II, L.P.

10.2*	Supplement to the Loan and Security Agreement dated February 28, 2025, by and among CalciMedica, Inc., Avenue Capital Management II, L.P., and Avenue Venture Opportunities Fund II, L.P.

99.1	Press Release from CalciMedica, Inc. dated February 28, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

*

Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K under the Securities Act because they are both not material and are the type that the registrant treats as private or confidential. The registrant undertakes to furnish an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALCIMEDICA, INC.

Date: March 5, 2025	By:	/s/ A. Rachel Leheny
A. Rachel Leheny, Ph.D.
Chief Executive Officer (Principal Executive Officer)